Exhibit 99.1

NAVITAS SEMICONDUCTOR LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)

(dollars in thousands, except per-share amounts)

	Year ending December 31, 2021		Year ending December 31, 2020
	First Quarter	Second Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
NET REVENUES	$5,317	$5,450	$1,180	$2,516	$3,500	$4,653	$11,849
COST OF REVENUES	2,959	2,971	972	1,871	2,184	3,107	8,134

GROSS PROFIT	2,358	2,479	208	645	1,316	1,546	3,715

OPERATING EXPENSES:
Research and development	4,254	6,267	2,444	2,636	3,062	4,907	13,049
General and administrative	5,369	14,794	1,496	1,887	2,241	3,845	9,469

Total operating expenses	9,623	21,061	3,940	4,523	5,303	8,752	22,518

INCOME FROM OPERATIONS	(7,265)	(18,582)	(3,732)	(3,878)	(3,987)	(7,206)	(18,803)

INTEREST INCOME (EXPENSE), net	(61)	(63)	(53)	(56)	(63)	(64)	(236)

INCOME BEFORE PROVISION FOR INCOME TAXES	(7,326)	(18,645)	(3,785)	(3,934)	(4,050)	(7,270)	(19,039)
PROVISION (BENEFIT) FOR INCOME TAXES	19	5	6	—	—	(1)	5

NET INCOME (LOSS)	$(7,345)	$(18,650)	$(3,791)	$(3,934)	$(4,050)	$(7,269)	$(19,044)

EARNINGS PER SHARE:
Basic and diluted	$(0.41)	$(0.98)	$(0.26)	$(0.27)	$(0.27)	$(0.49)	$(1.28)

SHARES USED IN PER-SHARE CALCULATION
Basic and diluted	18,038	19,097	14,804	14,835	14,841	14,899	14,847
SUPPLEMENTAL INFORMATION:
Stock-based compensation expenses included in:
Net revenues	$113	$50	$—	$—	$—	$331	$331
Research and development	206	1,424	12	12	151	302	477
General and administrative	1,516	11,255	22	12	12	182	228

Total stock-based compensation expense	$1,835	$12,729	$34	$24	$163	$815	$1,036

Research and development includes:
Amortization of acquisition-related intangible assets	$99	$89	$—	$—	$84	$83	$167

NAVITAS SEMICONDUCTOR LIMITED

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS

(in thousands, except per-share amounts)

	Year ending December 31, 2021		Year ending December 31, 2020
	First Quarter	Second Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP gross profit	$2,358	$2,479	$208	$645	$1,316	$1,546	$3,715
GAAP gross profit margin	44.3%	45.5%	17.6%	25.6%	37.6%	33.2%	31.4%
Stock-based compensation expense included in net revenues	113	50	—	—	—	331	331
Non-GAAP gross profit	2,471	2,529	208	645	1,316	1,877	4,046

Non-GAAP gross profit margin	45.5%	46.0%	17.6%	25.6%	37.6%	37.7%	33.2%
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS
GAAP income (loss) from operations	$(7,265)	$(18,582)	$(3,732)	$(3,878)	$(3,987)	$(7,206)	$(18,803)
GAAP operating margin	-136.6%	-341.0%	-316.3%	-154.1%	-113.9%	-154.9%	-158.7%
Less: Stock-based compensation expenses included in:
Net revenues	113	50	—	—	—	331	331
Research and development	206	1,424	12	12	151	302	477
General and administrative	1,516	11,255	22	12	12	182	228

Total	1,835	12,729	34	24	163	815	1,036

Amortization of acquisition-related intangible assets	99	89	—	—	84	83	167

Non-GAAP income from operations	(5,331)	(5,764)	(3,698)	(3,854)	(3,740)	(6,308)	(17,600)

Non-GAAP operating margin	-100.3%	-105.8%	-313.4%	-153.2%	-106.9%	-135.6%	-148.5%
RECONCILIATION OF NET INCOME(LOSS) PER SHARE
GAAP net income (loss)	$(7,345)	$(18,650)	$(3,791)	$(3,934)	$(4,050)	$(7,269)	$(19,044)
Adjustments to GAAP net income (loss)
Total stock-based compensation	1,835	12,729	34	24	163	815	1,036
Amortization of acquisition-related intangible assets	99	89	—	—	84	83	167
Non-GAAP net income (loss)	(5,411)	(5,832)	(3,757)	(3,910)	(3,803)	(6,371)	(17,841)

Average shares outstanding for calculation of non-GAAP income per share (basic and diluted)	18,038	19,097	14,804	14,835	14,841	14,899	14,847

Non-GAAP income per share	$(0.30)	$(0.31)	$(0.25)	$(0.26)	$(0.26)	$(0.43)	$(1.20)

Note on use of non-GAAP financial measures:

In addition to the company’s consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recognized under ASC 718-10, as well as certain acquisition-related expenses and other items. The company uses these non-GAAP measures in its own financial and operational decision-making processes.

Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the company’s historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

NAVITAS SEMICONDUCTOR LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,848	$32,292	$38,869	$6,118
Accounts receivable, net	4,501	3,793	4,152	698
Inventories	7,924	5,059	3,404	699
Prepaid expenses and other current assets	2,902	321	522	236

Total current assets	39,175	41,465	46,947	7,751

PROPERTY AND EQUIPMENT, net	1,180	943	722	882
INTANGIBLE ASSETS, net	344	423	515	—
OTHER ASSETS	438	317	323	326

Total assets	$41,137	$43,148	$48,507	$8,959

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$7,688	$4,183	$3,698	$871
Accrued compensation expenses	1,582	1,118	1,668	259
Current portion of long-term debt	2,200	1,600	1,000	2,400
Other liabilities	—	—	—	288

Total current liabilities	11,470	6,901	6,366	3,818
LONG-TERM LIABILITIES:
LONG-TERM DEBT	3,778	4,375	4,971	2,400
OTHER LIABILITIES	66	78	88	68

Total liabilities	15,314	11,354	11,425	6,286

REDEEMABLE CONVERTIBLE PREFERRED STOCK	109,506	109,506	109,506	57,127
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	3	3	2	1
Additional paid-in capital	18,295	6,797	3,557	2,483
Accumulated other comprehensive loss	(4)	(2)	(1)	—
Notes receivable – shareholders	—	(1,183)	—
Accumulated deficit	(101,977)	(83,327)	(75,982)	(56,938)

Total stockholders’ equity (deficit)	(83,683)	(77,712)	(72,424)	(54,454)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$41,137	$43,148	$48,507	$8,959